FOR IMMEDIATE RELEASE

Investor Relations Contact:	Company Contact:
Peter Rahmer	Thomas A. Bologna
Trout Group	Chairman & Chief Executive Officer
646-378-2973	323-224-3900

Response Genetics, Inc. Announces First Quarter 2013 Financial Results

--- Q1 Revenue increases over 40% to $5.6 million relative to Q1 2012 and Gross Margin increases to 55% ---

--- First Quarter Losses decrease to $0.8 million relative to Q1 2012 loss of $3.1 million ---

LOS ANGELES, May 14, 2013 — Response Genetics, Inc. (Nasdaq: RGDX), a company focused on the development and sale of molecular diagnostic tests that help determine a patient’s response to cancer therapy, today announced its consolidated financial results and business progress for the first quarter ended March 31, 2013.

Total revenue for the first quarter ended March 31, 2013 was $5.6 million compared to $4.0 million for the quarter ended March 31, 2012 and $5.5 million for the quarter ended December 31, 2012. The Company’s pharmaceutical client revenue increased by 137% and the Company’s ResponseDX® revenue increased 8% relative to the quarter ended March 31, 2012. The Company’s pharmaceutical client revenue was consistent with that of the fourth quarter of 2012 and the Company’s ResponseDX® revenues increased 4% relative to the quarter ended December 31, 2012.

The Company also increased its gross margin to 55% for the quarter ending March 31, 2013 compared to 32% for the first quarter of 2012 and 54% for the quarter ended December 31, 2012. Gross margin is calculated as net revenue less cost of revenue.

Excluding cost of revenue, total operating expenses for the first quarter were $3.9 million, compared to $4.4 million for the same period last year and $3.5 million for the quarter ended December 31, 2012. The sequential increase relates to the Company’s planned increasing investment in sales and marketing.

Cash and cash equivalents at March 31, 2013, were $8.0 million, compared to $9.0 million at December 31, 2012.

“We are once again pleased with the financial results for the quarter ended March 31, 2013. Despite the pricing headwinds brought about by Medicare in 2013, we have managed to once again grow our Dx revenues while maintaining strong gross margins.” said Thomas Bologna, the Company’s Chairman & Chief Executive Officer.

Mr. Bologna added, “As we continue to leverage our strong balance sheet to invest in sales and marketing, we expect to deliver meaningful top-line growth in our Dx business in the second half of 2013. We believe recent additions to both our sales force infrastructure and sales and marketing management, coupled with a constant focus on cost structure and operational efficiencies, which were the hallmarks of our 2012 turnaround, will help further drive our strategic and financial performance.”

The Company’s net loss for the first quarter ended March 31, 2013 decreased to $0.8 million, or $(0.03) per share, compared to a net loss of $3.1 million, or $(0.14) per share, for the quarter ended March 31, 2012 and a net loss of $0.5 million, or $(0.01) per share, for the quarter ended December 31, 2012.

Conference Call Details

To access the conference call by phone on May 14 at 10:00 a.m. EDT, dial (800) 537-0745 or (253) 237-1142 for international participants. A telephone replay will be available beginning approximately two hours after the call through May 16, 2013, and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference passcode for both the live call and replay is 64250935.

To access the live and archived webcast of the conference call, go to the Investor Relations section of the Company's Web site at http://investor.responsegenetics.com. It is advised that participants connect at least 15 minutes prior to the call to allow for any software downloads that might be necessary.

About Response Genetics, Inc.

Response Genetics, Inc. (the "Company") is a CLIA-certified clinical laboratory focused on the development and sale of molecular diagnostic testing services for cancer. The Company's technologies enable extraction and analysis of genetic information derived from tumor cells stored as formalin-fixed and paraffin-embedded specimens. The Company's principal customers include oncologists and pathologists. In addition to diagnostic testing services, the Company generates revenue from the sale of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. The Company's headquarters is located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of the Company related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions, such as the ability of the Company, to provide clinical testing services to the medical community, to continue to expand its sales force, to continue to build its digital pathology initiative, to attract and retain qualified management, to strengthen marketing capabilities, to expand the suite of ResponseDX® products, to continue to provide clinical trial support to pharmaceutical clients, to enter into new collaborations with pharmaceutical clients, to enter into areas of companion diagnostics, to continue to execute on its business strategy and operations, to continue to analyze cancer samples and the potential for using the results of this research to develop diagnostic tests for cancer, the usefulness of genetic information to tailor treatment to patients, and other statements identified by words such as "project," "may," "could," "would," "should," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions.

These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those detailed in the Company's filings with the Securities Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

RESPONSE GENETICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2012	2013
		(Unaudited)

Cash and cash equivalents	$9,041,478	$8,034,310
Accounts receivable, net	5,373,023	5,269,551
Prepaid expenses and other current assets	576,112	1,053,860
Total current assets	14,990,613	14,357,721
Property and equipment, net	1,023,198	991,898
Intangible assets, net	575,409	555,124
Total assets	$16,589,220	$15,904,743

Accounts payable	$1,191,122	$898,819
Accrued expenses	2,438,954	3,289,873
Deferred revenue	483,052	-
Other current liabilities	1,158,669	150,270
Total current liabilities	5,271,797	4,338,962
Other liabilities	83,910	1,053,101
Common stock classified outside of stockholders’ equity (deficit)	11,775,724	5,500,000
Total stockholders’ equity (deficit)	(542,211)	5,012,680
Total liabilities, common stock classified outside of stockholders’ equity (deficit) and stockholders’ equity (deficit)	$16,589,220	$15,904,743

The condensed consolidated balance sheet at December 31, 2012 is derived from the audited consolidated financial statements at the date included in the Company’s Form 10-K for the fiscal year ended December 31, 2012. The condensed consolidated balance sheet at March 31, 2013 is derived from the unaudited financial statements included in the Company’s Form 10-Q for the quarter ended March 31, 2013.

RESPONSE GENETICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	Three Months Ended March 31, (Unaudited)
	2012	2013
Net revenue	$3,981,644	$5,624,191

Cost of revenue	2,700,858	2,533,722

Gross profit	1,280,786	3,090,469

Operating expenses:
Selling and marketing	1,453,807	1,442,235
General and administrative	2,358,450	2,135,186
Research and development	569,955	297,200
Total operating expenses	4,382,212	3,874,621
Operating loss	(3,101,426)	(784,152)
Other income (expense):
Interest expense	(23,177)	(19,410)
Interest income	14	43
Other	—	(20,785)
Net loss	$(3,124,589)	$(824,304)
Unrealized gain (loss) on foreign currency translation	(512)	(1,853)
Comprehensive loss	$(3,125,101)	$(826,157)
Net loss per share — basic and diluted	$(0.14)	$(0.03)
Weighted-average shares — basic and diluted	22,948,916	32,797,625

The condensed consolidated statement of operations at March 31, 2012 and 2013 are derived from the unaudited financial statements included in the Company’s Form 10-Q for the quarter ended March 31, 2013.

Page 4 of 4